                                                                     EXHIBIT 4.3


          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             REGENCY CENTERS, L.P.


                         7-1/8% Notes due July 15, 2005

No.                                                                  $
   ----------                                                         ----------
CUSIP No.
          -----------

          Regency Centers, L.P., a limited partnership duly organized and existing under the laws of Delaware (herein called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of One Hundred Million Dollars (such amount the "principal amount" of this Security), or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Securities, shall not exceed $200,000,000 in the aggregate at any one time) as may be set forth in the records of the trustee hereinafter referred to in accordance with the Indenture, on July 15, 2005, and to pay interest thereon from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing January 15, 1999, at the rate of 7-1/8% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 2% per annum on any overdue principal and premium and on any overdue installment of interest until paid. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in Jacksonville, Florida or in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided,
                                                                 --------
however, that at the option of the Issuer payment of interest may be made by
-------
check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:
       ------------
                                    REGENCY CENTERS, L.P.
                                    By:  Regency Realty Corporation,
                                         its general partner


                                    By
                                      -----------------------------------
                                      Name:  Bruce M. Johnson
                                      Title: Executive Vice President

Attest:


-----------------------------
Name:  J. Christian Leavitt
Title: Secretary


                    Trustee's Certificate of Authentication

     This is one of the Securities referred to in the within-mentioned
     Indenture.

                                    FIRST UNION NATIONAL BANK,
Dated:                              as Trustee
       ------------
                                    By
                                        --------------------------------
                                              Authorized Officer

                             [Reverse of Security]

          This Security is one of a duly authorized issue of Securities of the Issuer designated as its 7-1/8% Notes due July 15, 2005 (herein called the "Securities"), limited in aggregate principal amount to $100,000,000, issued and to be issued under an Indenture, dated as of July 20, 1998 (herein called the "Indenture"), between the Issuer, the Guarantors named on the signature pages thereof and First Union National Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          Securities of this series may be redeemed at any time at the option of the Issuer, in whole or in part, upon notice of not more than 60 nor less than 30 days prior to the Redemption Date, at a redemption price equal to the sum of
(i) the principal amount of the Securities being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Securities.

          The Securities do not have the benefit of any sinking fund obligations.

          In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities under the Indenture at any time by the Issuer, the Guarantors, and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Issuer or by the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in Jacksonville, Florida or in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors, or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

          Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                                   GUARANTEE

          For value received, Regency Realty Corporation, Regency Office Partnership, L.P., Hyde Park Partners, L.P., Regency Retail Centers of Ohio, Inc., RRC Operating Partnership of Georgia, L.P., RRC FL Five, Inc., RRC FL Seven, Inc., RRC Acquisitions, Inc. and RRC Acquisitions Two, Inc., as Guarantors (the "Guarantors") hereby unconditionally guarantee to the Holder of the Security upon which these Guarantees are endorsed, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of the Issuer punctually to make any such payment, the Guarantors hereby agree to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Issuer.

          The Guarantors hereby agree that their respective obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or the Indenture, the absence of any action to enforce the same or any release or amendment or waiver of any term of any other Guarantee of, or any consent to departure from any requirement of any other Guarantee of all or of any of the Securities, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code, any borrowing or grant of a security interest by the Issuer, as debtor-in-possession, under Section 364 of the Bankruptcy Code, the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities, any waiver or consent by the Holder of such Security or by the Trustee or either of them with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantors hereby waive the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders exhaust any right or take any action against the Issuer or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenant that these Guarantees will not be discharged except by complete performance of the obligations contained in such Security and in these Guarantees. The Guarantors hereby agree that, in the event of a default in payment of principal (or premium, if any) or interest on such Security, whether at their Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantors to enforce these Guarantees without first proceeding against the Issuer. The Guarantors agree that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, the Guarantors agree to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

          No reference herein to the Indenture and no provision of these Guarantees or of the Indenture shall alter or impair the Guarantees of the Guarantors, which are absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Security upon which these Guarantees are endorsed.

          The Guarantors shall be subrogated to all rights of the Holder of this Security against the Issuer in respect of any amounts paid by the Guarantors on account of this Security pursuant to the provisions of their respective Guarantees or the Indenture; provided, however, that the Guarantors shall not be
                             --------  -------
entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on this Security and all other Securities issued under the Indenture shall have been paid in full.

          These Guarantees shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          All terms used in these Guarantees which are defined in the Indenture referred to in the Security upon which these Guarantees are endorsed shall have the meanings assigned to them in such Indenture.

          These Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which these Guarantees are endorsed shall have been executed by the Trustee under the Indenture by manual signature.

          Reference is made to Article Twelve of the Indenture for further provisions with respect to this Guarantee.

          These Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, each of Regency Realty Corporation, Regency Office Partnership, L.P., Hyde Park Partners, L.P., Regency Retail Centers of Ohio, Inc., RRC Operating

Partnership of Georgia, L.P., RRC FL Five, Inc., RRC FL Seven, Inc., RRC Acquisitions, Inc. and RRC Acquisitions Two, Inc., as Guarantors, has caused this Guarantee to be duly executed.

                             REGENCY REALTY CORPORATION,
                             REGENCY OFFICE PARTNERSHIP , L.P.,
                             HYDE PARK PARTNERS, L.P.,
                             REGENCY RETAIL CENTERS OF OHIO, INC.,
                             RRC OPERATING PARTNERSHIP OF GEORGIA, L.P.,
                             RRC FL FIVE, INC.,
                             RRC FL SEVEN, INC.,
                             RRC ACQUISITIONS, INC.,
                             RRC ACQUISITIONS TWO, INC.


                             By
                                 -----------------------------------
                                 Authorized Signatory